EXHIBIT 4.1
AMENDMENT NO. 4 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 23, 2012, by and among Handy & Harman Group Ltd., a Delaware corporation (“Parent”), Handy & Harman, a New York corporation (“Handy”), OMG, Inc., a Delaware corporation (“OMG”), HandyTube Corporation, formerly known as Camdel Metals Corporation, a Delaware corporation (“HandyTube”), Canfield Metal Coating Corporation, a Delaware corporation (“Canfield”), Continental Industries, Inc., an Oklahoma corporation (“Continental”), Indiana Tube Corporation, a Delaware corporation (“Indiana Tube”), Lucas-Milhaupt, Inc., a Wisconsin corporation (“Lucas”), Micro-Tube Fabricators, Inc., a Delaware corporation (“Micro-Tube”), Maryland Specialty Wire, Inc., a Delaware corporation (“Maryland Wire”), Handy & Harman Tube Company, Inc., a Delaware corporation (“H&H Tube”), Handy & Harman Electronic Materials Corporation, a Florida corporation (“H&H Electronic”), Ocmus, Inc., formerly known as Sumco Inc., an Indiana corporation (“Ocmus”), OMG Roofing, Inc., a Delaware corporation (“OMG Roofing”), OMNI Technologies Corporation of Danville, a New Hampshire corporation (“OMNI”), Bairnco Corporation, a Delaware corporation (“Bairnco”), Arlon LLC, a Delaware limited liability company, formerly known as Arlon, Inc. (“Arlon”), Arlon Viscor Ltd., a Texas limited partnership (“Arlon Viscor”), Arlon Signtech, Ltd., a Texas limited partnership (“Arlon Signtech”), Kasco Corporation, a Delaware corporation (“Kasco”), Southern Saw Acquisition Corporation, a Delaware corporation (“Southern” and together with Parent, Handy, OMG, HandyTube, Canfield, Continental, Indiana Tube, Lucas, Micro-Tube, Maryland Wire, H&H Tube, H&H Electronic, Ocmus, OMG Roofing, OMNI, Bairnco, Arlon, Arlon Viscor, Arlon Signtech and Kasco, each a “Borrower” and collectively, “Borrowers”), Handy & Harman of Canada, Limited, an Ontario corporation (“H&H Canada”), Handy & Harman International, Ltd., a Delaware corporation (“H&H International”), ele Corporation, a California corporation (“ele”), Alloy Ring Service Inc., a Delaware corporation (“Alloy”), Daniel Radiator Corporation, a Texas corporation (“Daniel”), H&H Productions, Inc., a Delaware corporation (“H&H Productions”), Handy & Harman Automotive Group, Inc., a Delaware corporation (“H&H Auto”), Handy & Harman Peru, Inc., a Delaware corporation (“H&H Peru”), KJ-VMI Realty, Inc., a Delaware corporation (“KVR”), Pal-Rath Realty, Inc., a Delaware corporation (“Pal-Rath”), Platina Laboratories, Inc., a Delaware corporation (“Platina”), Sheffield Street Corporation, a Connecticut corporation (“Sheffield”), SWM, Inc., a Delaware corporation (“SWM”), Willing B Wire Corporation, a Delaware corporation (“Willing”), The 7 Orne Street Nominee Trust, a Massachusetts nominee trust (“Orne Street Trust”), The 28 Grant Street Nominee Trust, a Massachusetts nominee trust (“28 Grant Street Trust”), 20 Grant Street Nominee Trust, a Massachusetts nominee trust (“20 Grant Street Trust”), Arlon Partners, Inc., a Delaware corporation (“Arlon Partners”), Arlon MED International LLC, a Delaware limited liability company (“Arlon MED”), Arlon Adhesives & Films, Inc., a Texas corporation (“Arlon Adhesives”), Kasco Mexico LLC, a Delaware limited liability company (“Kasco Mexico”), Atlantic Service Company, Limited, an Ontario corporation (“Atlantic” and together with H&H Canada, H&H International, ele, Alloy, Daniel, H&H Productions, H&H Auto, H&H Peru, KVR, Pal-Rath, Platina, Sheffield, SWM, Willing, Orne Street Trust, 28 Grant Street Trust, 20 Grant Street Trust, Arlon Partners, Arlon MED, Arlon Adhesives and Kasco Mexico, each a “Guarantor”, and collectively, “Guarantors”), Wells Fargo Bank, National Association, a national banking association, successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, “Agent”), and the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated October 15, 2010, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement, dated as of May 10, 2011, Amendment No. 2 to Amended and Restated Loan and Security

Agreement, dated as of August 5, 2011, and Amendment No. 3 to Amended and Restated Loan and Security Agreement, dated as of September 12, 2011, by and among Agent, Lenders, Borrowers and Guarantors (as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement, and Agent and Lenders are willing to make such amendments, subject to terms and conditions set forth herein; and

WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Amendment to Definition of Eligible Accounts. The definition of “Eligible Accounts” in Section 1.42 of the Loan Agreement is hereby amended by deleting clause (b) of such definition in its entirety and replacing it with the following:

“(b) such Accounts (other than Accounts owing by Whirlpool, U.S.A.) are not unpaid more than ninety (90) days after the date of the original invoice for them of more than sixty (60) days after the original due date for them and such Accounts owing by Whirlpool, U.S.A. are not unpaid more than one hundred twenty (120) days after the date of the original invoice for them of more than ninety (90) days after the original due date for them;”.

(b) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Maximum Capital Expenditures. Section 9.17(c) of the Loan Agreement is hereby amended by deleting the reference to “$23,000,000” and replacing it with “$28,000,000”.

3. Conditions Precedent. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders;

(b) Agent shall have received, in form and substance satisfactory to Agent, all consents, waivers, acknowledgments, estoppels and other agreements from third persons which Agent may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Amendment; and

(c) no Default or Event of Default shall exist or shall have occurred and be continuing immediately before and after giving effect hereto.

4. Additional Representations and Warranties. Each Borrower and Guarantor hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

(a) each Borrower and Guarantor is duly organized and in good standing under the laws of its jurisdiction of incorporation or formation and each Borrower and Guarantor is duly qualified as a foreign corporation, limited liability company or trust and is in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect, and each of Orne Street Trust, 28 Grant Street Trust and 20 Grant Street Trust is duly organized under the laws of the Commonwealth of Massachusetts;

(b) this Amendment has been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor and, if necessary, its stockholders or holders of beneficial interests, as applicable, and is in full force and effect as of the date hereof, and the agreements and obligations of each Borrower and Guarantor contained herein constitute the legal, valid and binding obligations of such Borrower or Guarantor, enforceable against it in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles;

(c) the execution, delivery and performance of this Amendment: (i) are all within each Borrower's and Guarantor's corporate, limited liability company or trust powers and (ii) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation or formation, by laws, operating agreement, trust agreement, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound (including, without limitation, the Term B Loan Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents);

(d) neither the execution and delivery of this Amendment, nor the consummation of the transactions contemplated hereby, nor compliance with the provisions hereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral; (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or Guarantor; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Term B Loan Financing Agreements, the Subordinated Note Documents and the WHX Subordinated Note Documents), and (v) violates or shall violate any provision of the certificate of incorporation or formation, by-laws, trust agreement or other organizational documentation of any Borrower or Guarantor;

(e) no action of, or filing with, or consent of any Governmental Authority, and no consent, waiver or approval of any other third party (including, without limitation, Term B Loan Agent, Term B Loan Lenders, Subordinated Note Trustee, Subordinated Noteholders and/or WHX) that has not been obtained is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(f) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

(g) after giving effect to this Amendment, no Default or Event of Default exists or has occurred and is continuing on the date hereof.

5. Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Financing Agreements are intended or implied, and in all other respects the

Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this Amendment shall control.

6. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by Agent to effectuate the provisions and purposes hereof.

7. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto or thereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

8. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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[Amendment No. 4 to Amended and Restated Loan and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

AGENT AND LENDERS

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:    _/s/ Sang H. Kim____________
Name: Sang H. Kim
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By:    _/s/ Cynthia G. Stannard_______
Name: Cynthia G. Stannard
Title: Sr. Vice President

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BORROWERS

HANDY & HARMAN GROUP LTD.
HANDY & HARMAN
OMG, INC.
HANDYTUBE CORPORATION
CANFIELD METAL COATING CORPORATION
CONTINENTAL INDUSTRIES, INC.
INDIANA TUBE CORPORATION
LUCAS-MILHAUPT, INC.
MICRO-TUBE FABRICATORS, INC.
MARYLAND SPECIALTY WIRE, INC.
HANDY & HARMAN TUBE COMPANY, INC.
HANDY & HARMAN ELECTRONIC MATERIALS     CORPORATION
OCMUS, INC.
OMG ROOFING, INC.
OMNI TECHNOLOGIES CORPORATION OF
DANVILLE
BAIRNCO CORPORATION
ARLON LLC
ARLON VISCOR LTD.
ARLON SIGNTECH, LTD.
KASCO CORPORATION
SOUTHERN SAW ACQUISITION CORPORATION

By: _/s/ James F. McCabe, Jr._________________
Name: James F. McCabe, Jr.
Title: Senior Vice President
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[Amendment No. 4 to Amended and Restated Loan and Security Agreement]

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GUARANTORS

HANDY & HARMAN OF CANADA, LIMITED
HANDY & HARMAN INTERNATIONAL, LTD.
ELE CORPORATION
ALLOY RING SERVICE, INC.
DANIEL RADIATOR CORPORATION
H&H PRODUCTIONS, INC.
HANDY & HARMAN AUTOMOTIVE GROUP, INC.
HANDY & HARMAN PERU, INC.
KJ-VMI REALTY, INC.
PAL-RATH REALTY, INC.
PLATINA LABORATORIES, INC.
SHEFFIELD STREET CORPORATION
SWM, INC.
WILLING B WIRE CORPORATION
ARLON PARTNERS, INC.
ARLON MED INTERNATIONAL LLC
ARLON ADHESIVES & FILMS, INC.
KASCO MEXICO LLC

By: _/s/ James F. McCabe, Jr._________________
Name: James F. McCabe, Jr.
Title: Senior Vice President

THE 7 ORNE STREET NOMINEE TRUST
THE 28 GRANT STREET NOMINEE TRUST
20 GRANT STREET NOMINEE TRUST

By: _/s/ James F. McCabe, Jr._________________
Name: James F. McCabe, Jr.
Title: Trustee

ATLANTIC SERVICE COMPANY, LIMITED

By: _/s/ James F. McCabe, Jr._________________
Name: James F. McCabe, Jr.
Title: Treasurer